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Exhibit 4.4

FORM OF GLOBAL EIS

        THIS SECURITY IS A GLOBAL ENHANCED INCOME SECURITY ("EIS") AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        EACH EIS CONSISTS OF $                              PRINCIPAL AMOUNT OF THE            % SENIOR SUBORDINATED NOTES DUE 2016 (THE "NOTES") OF DAVCO RESTAURANTS INC. (THE "COMPANY") AND ONE SHARE OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF THE COMPANY (SUBJECT TO ADJUSTMENT IN CASE OF A STOCK SPLIT, STOCK DIVIDEND OR RECLASSIFICATION OF THE CLASS A COMMON STOCK). THE CLASS A COMMON STOCK AND NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY AND MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER UNTIL SEPARATED IN ACCORDANCE WITH THE TERMS OF THIS CERTIFICATE.

        THIS CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF                        . THE TRUSTEE, THE COMPANY, ANY OBLIGOR IN RESPECT OF THIS CERTIFICATE AND (BY THEIR ACCEPTANCE OF THIS CERTIFICATE) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN                        , IN ANY ACTON OR PROCEEDING ARISING OUT OF OR RELATING TO THIS CERTIFICATE.

DAVCO RESTAURANTS INC.

              EISs

No. 1

CUSIP NO.:
ISIN:

        DavCo Restaurants Inc., a Delaware corporation (the "Company") hereby certifies that Cede & Co., or registered assigns, is the owner of the number of Enhanced Income Securities ("EISs") listed on Schedule A hereto.

        Each EIS consists of $                              principal amount of    % senior subordinated notes due 2016 of the Company (the "Notes") and one share of Class A Common Stock, par value $0.01 per share of the Company (the "Class A Common Stock") (subject to adjustment in case of a stock split, stock dividend or reclassification of the Class A Common Stock as reflected on Schedule B hereto). The global Note and global Class A Common Stock certificate constituting part of this EISs Certificate are each attached hereto. The terms of the Notes are governed by an Indenture (the "Indenture") dated as of                        2004, among the Company, the Guarantors named therein and                        , as trustee (the "Trustee"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this EISs Certificate consents by acceptance hereof. The Company will furnish to any holder of this EISs Certificate upon written request and without charge a copy of the Indenture.

        Upon the occurrence of a stock split, stock dividend or reclassification of the Class A Common Stock, the Company will notify in writing the EIS Transfer Agent and DTC of such event and instruct them to reflect the resulting changes on Schedule B hereof.

        This EISs Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Automatic Separation:

        Each EIS will automatically separate into one share of Class A Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Class A Common Stock as reflected on Schedule B hereto) and $                              principal amount of Notes upon the (i) any exercise by the Company of its right to redeem all or a portion of the Notes, which may be represented by EISs at the time of such redemption (ii) date on which principal on the Notes becomes due and payable, whether at the stated maturity of the Notes or upon acceleration thereof, or (iii) if DTC is unwilling or unable to continue acting as securities depository with respect to the EISs or ceases to be a registered clearing agency under the Securities Exchange Act of 1934 and the Company is unable to find a successor depository.

        In addition, upon the Company's election to exercise its right to redeem shares of the Company's common stock in order to comply with the 20% ownership limitations set forth in its amended and restated certificate of incorporation, the EISs that represent such shares of our common stock subject to redemption will automatically separate.

        In addition, upon a notice by the Company of the issuance by the Company of additional Notes pursuant to the Indenture ("New Notes") (i) the EISs represented by this Certificate will be automatically separated into the Class A Common Stock and the Notes represented hereby, (ii) this Certificate shall be canceled, and (iii) a new EIS Certificate(s) will be issued to the holder of this Certificate representing the same number of EISs ("New EISs"). Each New EIS will consist of one share of Class A Common Stock (subject to adjustment in case of a stock split, stock dividend or reclassification of the Class A Common Stock as reflected on Schedule B hereto) and $                      principal amount of a identical New Notes issued in such subsequent proportion

Voluntary Separation:

        The registered holder of this Certificate is entitled, at any time and from time to time, on or after the earlier of (i) the 45th day after the original issuance of the EISs                        , 2004 or (ii) the occurrence of a Change of Control (as defined in the Indenture), to separate the EISs represented by this Certificate or any portion thereof for one share of Class A Common Stock (subject to adjustments in case of stock split, stock dividend or reclassification of the Class A Common Stock) and $                               principal amount of Notes for each EIS.

Recombination:

        Unless the EISs have been previously automatically separated as a result of redemption or maturity of the senior subordinated notes or otherwise, any holder of shares of our Class A common stock and senior subordinated notes may, at any time, through his or her broker or other financial institution, combine the applicable number of shares of Class A common stock and senior subordinated notes to form EISs.

[Remainder of Page Intentionally Left Blank]

Dated: , 2004
DAVCO RESTAURANTS INC.
By:	Name: Title:
Countersigned and registered:
, as Transfer Agent and Registrar
By:	Name: Title:

SCHEDULE A

NUMBER OF EISs

        The number of EISs initially represented by this global EIS certificate is            . The following increases or decreases have been made:

Number of EISs Prior to Adjustment	Increase in Amount of EISs	Decreases in Amount of EISs	Signature	Date

SCHEDULE B

Number of shares of Class A Common Stock

        The number of shares of Class A Common Stock included in each EIS represented by this Certificate is initially one. The following adjustments have been made:

Number of Shares of Class A Common Stock Included in Each EISs Prior to Adjustment	Event Triggering Adjustment	Number of Shares of Class A Common Stock Included in Each EISs Following Adjustment	Signature	Date

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Exhibit 4.4